Exhibit (17)(d)

Merrill Lynch Rated Institutional Fund, a series of MERRILL LYNCH FUNDS FOR INSTITUTIONS SERIES One Financial Center Boston, Massachusetts 02111

PROXY

This proxy is solicited on behalf of the Board of Trustees

The undersigned hereby appoints William M. Breen, Phillip S. Gillespie and Allan J. Oster as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse hereof, all the shares of beneficial interest of Merrill Lynch Rated Institutional Fund (the "Fund"), a series of Merrill Lynch Funds For Institutions Series, held of record by the undersigned on January 5, 2001 at the special meeting of shareholders of the Fund to be held on February 5, 2001 or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal 1.

By signing and dating the reverse side of this card, you authorize the proxies to vote the proposal as marked, or if not marked, to vote "FOR" the proposal, and to use their discretion to vote for any other matter as may properly come before the meeting or any adjournment thereof. If you do not intend to personally attend the meeting, please complete and return this card at once in the enclosed envelope.

(Continued and to be signed on the reverse side)

Please mark boxes |X| or | | in blue or black ink.

1.	To approve or disapprove an Agreement and Plan of Reorganization between Merrill Lynch Funds For Institutions Series, on behalf of Merrill Lynch Rated Institutional Fund, and Merrill Lynch Funds For Institutions Series, on behalf of Merrill Lynch Institutional Fund.

FOR |_|	AGAINST |_|	ABSTAIN |_|

2.	In the discretion of such proxies, upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney or as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:_______________________________, 2001

X ________________________________________ Signature

X ________________________________________ Signature, if held jointly

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.